Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $0.000004 per share, of Avolon Holdings Limited and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing; provided that, as contemplated by Section 13d-1(k)(ii) of the Exchange Act, no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 23, 2015.

GLOBAL AVIATION LEASING CO., LTD.

By:	/s/ Jin Chuan
Name:	Jin Chuan
Title:	Director

BOHAI LEASING CO., LTD.

By:	/s/ Jin Chuan
Name:	Jin Chuan
Title:	Vice-Chairman

HNA GROUP CO., LTD.

By:	/s/ Jin Chuan
Name:	Jin Chuan
Title:	Attorney-In-Fact